Exhibit 99.1
Dear Shareholders,
The second quarter was another excellent quarter for Carvana.
In the quarter, we grew unit sales 38% to 197k units, almost double what we sold just two years ago. This once again made us the fastest-growing company in automotive retail.
We also earned over $500 million in Net income and $769 million in Adjusted EBITDA, crossing $2 billion and $3 billion in annual Net income and Adjusted EBITDA run rates, respectively, for the first time.
Our Net income and Adjusted EBITDA margins were 7% and 10.4%, respectively, which once again made us the most profitable automotive retailer by a significant margin of 2-3x.
This marks 10 straight quarters of being the fastest-growing and most profitable automotive retailer - achieving both by large margins.
Since we went public in 2017, we have said that we believe the biggest driver of our results for the foreseeable future will be our execution. We still believe it.
We believe it because the demand and financial sides of the equation are clear and have positive scaling properties. The experience we deliver our customers is simple, fun, and fair, building our brand and driving word of mouth, and because the vertically integrated business model we have built is capable of delivering superior financial results - and both get better as we get bigger.
The supply side of our business, however, gets better through our execution. We have to continually scale the machine and make every part of it more efficient. The good news is that we have the team to do it, and our high levels of steady growth and financial performance prove it. And, all that building is a long-term moat that is very hard to replicate.
The evidence that execution is the most important driver of our success continues to show up in simple ways. Later in the letter, we present graphs that show the growth rates of both production and sales in various regions throughout the company. The takeaway is clear.
We give our customers the most selection and the simplest experience. We are the fastest growing.
Our business model delivers financial results that far exceed the competition. We are the most profitable.
We have only 2% market share of used retail and 1.5% market share of all automotive retail. Our runway is huge.
And the primary driver of our progress in any given period is the quality of our execution. And we are executing.
We remain firmly on the path to selling 3 million cars per year and to achieving 13.5% Adjusted EBITDA margin by 2030 to 2035.

Summary of Q2 2026 Results
Q2 2026 Financial Results: All financial comparisons stated below are versus Q2 2025 unless otherwise noted. Complete financial tables appear at the end of this letter.
•Retail units sold totaled 197,325, an increase of 38%
•Revenue totaled $7.376 billion, an increase of 52%
•Total Gross profit was $1.384 billion, an increase of 30%
•Total Gross profit per unit ("GPU") was $7,014, a decrease of $412
•Non-GAAP Total GPU was $7,125, a decrease of $455
•Net income margin was 7.0%, an increase from 6.4%
◦Net income totaled $513 million
•Adjusted EBITDA margin was 10.4%, a decrease from 12.4%
◦Adjusted EBITDA totaled $769 million
•GAAP Operating income was $680 million, an increase of $169 million
•Basic and diluted net earnings per Class A share were $0.43 and $0.42, respectively, based on 718 million and 740 million shares of Class A common stock outstanding, respectively
◦Assuming full conversion of LLC units and other dilutive effects, there would have been 1.127 billion shares of Class A common stock outstanding

Outlook
Our results in Q1 and Q2 position us well for a strong Q3 and Q4. Looking forward, we expect the following as long as the environment remains stable:
•A sequential increase in retail units sold in Q3 compared to Q2, and
•Adjusted EBITDA1 of $2.7 to $3.0 billion for the full year 2026, an increase from $2.24 billion last year

Second Quarter Results
Q2 2026 was another strong quarter for Carvana, again demonstrating the scalability and earnings power of our differentiated model, and delivering new company records in retail units sold, revenue, gross profit, GAAP Operating income, SG&A per retail unit sold, and Adjusted EBITDA.
Retail units sold reached an all-time high of 197,325, increasing 38% year-over-year, and nearly doubling over the past two years, while once again far outpacing the industry which was down year-over-year. We again paired industry-leading growth with industry-leading profitability, generating Net income margin of 7.0% and Adjusted EBITDA margin of 10.4%.

1 All data points are as of the most recent publicly reported fiscal quarter.

The combination of market-leading growth and profitability continues to drive significant bottom line growth, with Net Income over $2 billion run rate and Adjusted EBITDA over $3 billion run rate in Q2.
GAAP and Non-GAAP Total GPU decreased by $412 and $455 year-over-year, respectively. On a sequential basis, Total GPU increased by $231 and $214, on a GAAP and Non-GAAP basis, respectively.
GAAP and Non-GAAP Total GPU were in line with our expectations in aggregate, with a shift in allocation between (i) Retail GPU, which was higher due to increasing industry retail prices following recent FTC guidance requiring automotive dealers to include mandatory dealer fees in advertised prices (note: Carvana doesn't charge these fees), and (ii) Other GPU, which was lower due to increasing benchmark rates. With both industry retail prices and benchmark rates drifting higher in the quarter, we followed the market on retail pricing but kept customer-facing interest rates stable.
Overall, our Q2 results again demonstrate our ability to rapidly scale and grow while at the same time generating industry-leading profitability. As we execute our plan, we will continue to make progress on the path toward our goal of becoming the largest and most profitable automotive retailer and buying and selling millions of cars per year.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss). Forecasted results and future objectives may be impacted by factors outside Carvana’s control. See “Forward Looking Statements” herein.

Inventory Selection: A Long-Term Driver of Growth & Competitive Advantage
Inventory selection remains a fundamental driver of our growth and one of our most durable competitive advantages. Growing inventory and selection across our nationwide footprint improves selection for every customer, puts more vehicles closer to more customers, reduces average delivery times, improves the customer experience, and drives more sales. This creates a powerful positive feedback loop: more inventory fuels better experiences, which fuels more demand, and supports further inventory growth. As we scale toward our goal of selling 3 million units, increasing inventory selection by increasing production efficiency and output remains a key company focus.
Production Efficiency as a Driver
Last quarter, we shared that labor hours per unit (HPU) for vehicles produced in April were approaching levels close to our all-time best. Since then, we've maintained improved labor HPU as we’ve accelerated inventory growth. We continue to focus on management-focused CARLI tools and expand our associate training curriculum to support more consistent execution across locations as we scale. With these new tools currently deployed at only five production locations in June, we see opportunity for additional improvements to our inventory capabilities as the rollout continues.
Production Output as a Driver
As we continue improving production efficiency, we are also investing in increasing production output to support continued growth. When we integrate new locations, ramp existing sites, and drive efficiency output at an individual site level, we are naturally shifting production across our network. Since customer demand is driven in part by both selection and delivery speed, the pace and location of inventory growth directly influence geographic retail units sold growth rates. In Q2, this relationship was clearly visible: regions where production growth exceeded the company average also delivered above-average retail units sold growth, while regions where production growth lagged behind the company average generally experienced below-average retail units sold growth.

1 Top two regions: Midwest and Northeast. Middle two regions: Mid-Atlantic and Texas/South. Bottom two regions: Southeast and West.
These trends reinforce that selection is a fundamental driver of scale, not simply an outcome of it. Reconditioning cars efficiently and at an ever-increasing scale is part of what makes Carvana differentiated. Making more cars available to more customers in more locations not only drives us closer to our 3 million unit goal, it also widens the moat that we have been building for over a decade. We will continue to execute our plan as we march toward our goals of becoming the largest and most profitable automotive retailer and buying and selling millions of cars per year.

Expanding Production Capacity
In Q2, we made further progress expanding production capacity across our nationwide footprint. In the quarter, we integrated retail production capabilities at three additional ADESA locations, bringing our total integrated sites to 19. We also began construction of our first full buildout at an ADESA location, which we expect will begin producing vehicles in early 2027.

Our current footprint gives us fully built out annual capacity for approximately 1.5 million retail units, with real estate to support annual retail production of 3 million retail units.

Looking forward, we will continue investing in our infrastructure ahead of future growth. By building excess reconditioning capacity, we expect to benefit from near-term operational flexibility while laying a clear foundation to support growth over the medium and long term.

Summary
The second quarter was another excellent quarter with excellent results that we are proud of.
10 straight quarters of being the fastest-growing and most profitable automotive retailer was only possible because of the 10 years that came before it.
Our team has built a machine capable of delivering incredible customer experiences and incredible results at constantly increasing scales.
And we aren’t done building.
The march continues,
Ernie Garcia, III, Chairman and CEO
Mark Jenkins, CFO

Appendix I: GPU and SG&A Expense Detail
Year-over-year changes in components of Total GPU and Total SG&A Expense per Unit were driven by the factors outlined below.

Conference Call Details
Carvana will host a conference call today, July 29, 2026, at 5:30 p.m. EST (2:30 p.m. PST) to discuss financial results. To participate in the live call, analysts and investors should dial (800) 715-9871 or (646) 307-1963 and entering Conference ID 3609424. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, August 5, 2026, by dialing (800) 770-2030 and entering Conference ID 3609424.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "can," "could," "estimate," "expect," "forecast," “goal,” "intend," "likely," "may," “opportunity,” "outlook," "plan," “position,” "potential," "project," "projection," "seek," "should," “will,” "would," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our future financial performance; scale; customer experiences; forecasted results, including forecasted Adjusted EBITDA and forecasted retail units sold; the composition of and trends in Total GPU, including Retail GPU and Other GPU, and our use of retail pricing and customer-facing interest rate levers; operational and efficiency initiatives and gains; our strategy; potential infrastructure capacity utilization, integration, buildouts, and potential benefits therefrom; efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expected customer patterns and demand; expectations on anticipated timing of increased production output; potential benefits from and expectations regarding new technology, including the use of artificial intelligence; anticipated benefits of integrations, including relating to ADESA; our long-term financial goals; unexpected macroeconomic conditions, including geopolitical, trade, and regulatory uncertainty and commodity prices; and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.
Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues, including the effects of tariffs and other trade restrictions, fuel and energy costs, and the conflict in Iran on our business and industry; our ability to effectively manage our rapid growth; changes in prices of new and used vehicles; changes in laws, regulations, and industry practices applicable to the sale, financing, and advertising of new and used vehicles, including recent FTC rulemaking; our ability to utilize our available infrastructure capacity, build out reconditioning facilities, and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to scale up our business; our ability to raise additional capital and our substantial indebtedness; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; our use of artificial intelligence technology; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.
Reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements are included at the end of this letter.
Investor Relations Contact Information: Mike McKeever, investors@carvana.com

CARVANA CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par values)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,630	$2,327
Restricted cash	113	102
Accounts receivable, net	377	245
Finance receivables held for sale, net	921	813
Vehicle inventory	3,263	2,408
Beneficial interests in securitizations	502	486
Other current assets, including $7 and $5, respectively, due from related parties	200	168
Total current assets	8,006	6,549
Property and equipment, net	2,859	2,814
Operating lease right-of-use assets, including $5 and $6, respectively, from leases with related parties	425	443
Intangible assets, net	53	47
Goodwill	12	10
Deferred tax assets	2,968	3,064
Other assets	229	274
Total assets	$14,552	$13,201
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities, including $33 and $21, respectively, due to related parties	$1,461	$1,100
Short-term revolving facilities	126	58
Current portion of long-term debt	256	227
Other current liabilities, including $78 and $31, respectively, due to related parties	196	134
Total current liabilities	2,039	1,519
Long-term debt, excluding current portion	4,854	4,830
Operating lease liabilities, excluding current portion, including $4 and $5, respectively, from leases with related parties	385	406
Tax receivable agreement liability, including $1,645 and $1,721, respectively, due to related parties	2,130	2,228
Other liabilities	6	15
Total liabilities	9,414	8,998
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value - 50,000 shares authorized; none issued and outstanding as of each of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.001 par value - 2,500,000 shares authorized; 718,978 and 711,148 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Class B common stock, $0.001 par value - 625,000 shares authorized; 380,547 shares issued and outstanding as of each of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	3,476	3,449
Retained earnings (accumulated deficit)	551	(9)
Total stockholders' equity attributable to Carvana Co.	4,028	3,441
Non-controlling interests	1,110	762
Total stockholders' equity	5,138	4,203
Total liabilities & stockholders' equity	$14,552	$13,201

CARVANA CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales and operating revenues:
Retail vehicle sales, net	$5,507	$3,405	$10,335	$6,385
Wholesale sales and revenues, including $13, $9, $26 and $17, respectively, from related parties	1,343	1,024	2,421	1,887
Other sales and revenues, including $117, $83, $231 and $155, respectively, from related parties	526	411	1,052	800
Net sales and operating revenues	7,376	4,840	13,808	9,072
Cost of sales, including $4, $4, $9 and $7, respectively, to related parties	5,992	3,776	11,153	7,079
Gross profit	1,384	1,064	2,655	1,993
Selling, general and administrative expenses, including $12, $8, $22 and $15, respectively, to related parties	704	551	1,394	1,086
Other operating expense, net	—	2	—	2
Operating income	680	511	1,261	905
Interest expense, net	101	143	200	282
Loss on debt extinguishment	—	—	—	2
Other expense (income), net	—	60	41	(62)
Net income before income taxes	579	308	1,020	683
Income tax provision	66	—	102	2
Net income	513	308	918	681
Net income attributable to non-controlling interests	203	125	358	282
Net income attributable to Carvana Co.	$310	$183	$560	$399

Net earnings per share of Class A common stock - basic	$0.43	$0.27	$0.78	$0.59
Net earnings per share of Class A common stock - diluted	$0.42	$0.26	$0.76	$0.56

Weighted-average shares of Class A common stock outstanding - basic	717,691	677,070	715,728	673,699
Weighted-average shares of Class A common stock outstanding - diluted	739,960	716,153	740,174	714,611

CARVANA CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$918	$681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	138	141
Equity-based compensation expense	51	50
Deferred income taxes	98	(2)
Tax receivable agreement expense	1	65
Loss on disposal of property and equipment	—	2
Loss on debt extinguishment	—	2
Payment-in-kind interest expense	—	146
Provision for bad debt and valuation allowance	7	10
Amortization of debt issuance costs	7	3
Unrealized loss (gain) on warrants to acquire common stock	45	(123)
Unrealized gain on beneficial interests in securitizations	(5)	(4)
Changes in finance receivable related assets:
Originations of finance receivables	(9,005)	(5,746)
Proceeds from sale of finance receivables, net	9,323	5,916
Gain on loan sales	(703)	(547)
Principal payments received on finance receivables held for sale	125	117
Other changes in assets and liabilities:
Vehicle inventory	(833)	(404)
Accounts receivable	(137)	(22)
Other assets	(35)	(50)
Accounts payable and accrued liabilities	362	36
Operating lease right-of-use assets	18	10
Operating lease liabilities	(20)	(9)
Other liabilities	(10)	(11)
Net cash provided by operating activities	345	261
Cash Flows from Investing Activities:
Purchases of property and equipment	(102)	(58)
Proceeds from disposal of property and equipment	2	1
Payments for acquisitions, net of cash acquired	(40)	(24)
Principal payments received on and proceeds from sale of beneficial interests	57	27
Net cash used in investing activities	(83)	(54)
Cash Flows from Financing Activities:
Proceeds from short-term revolving facilities	2,408	2,136
Payments on short-term revolving facilities	(2,340)	(2,131)
Proceeds from issuance of long-term debt	108	79
Payments on long-term debt	(41)	(98)
Payments of debt issuance costs	(2)	(11)
Payments of tax made on behalf of non-controlling members	(4)	(4)
Tax receivable agreement payments	(37)	(17)
Proceeds from equity-based compensation plans	4	22
Tax withholdings related to RSUs	(44)	(13)
Net cash provided by (used in) financing activities	52	(37)
Net increase in cash, cash equivalents and restricted cash	314	170
Cash, cash equivalents, and restricted cash at beginning of period	2,429	1,760
Cash, cash equivalents, and restricted cash at end of period	$2,743	$1,930

CARVANA CO. AND SUBSIDIARIES
OUTSTANDING SHARES AND LLC UNITS
(Unaudited)

The following table presents potentially dilutive securities, as of the end of the period, excluded from the computations of diluted net earnings per share of Class A common stock for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands)
Stock Options (1)	—	487	—	487
Restricted Stock Units (1)	797	3	775	9
Class A Units (2)	380,647	395,074	380,687	395,463
Class B Units (2)	6,487	6,961	6,490	7,309

(1) Represents number of instruments outstanding at the end of the period that were evaluated under the treasury stock method for potentially dilutive effects and were determined to be anti-dilutive.
(2) Represents the weighted-average as-converted LLC units that were evaluated under the if-converted method for potentially dilutive effects and were determined to be anti-dilutive.

CARVANA CO. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change

	(dollars in millions, except per unit amounts)			(dollars in millions, except per unit amounts)
Net sales and operating revenues:
Retail vehicle sales, net	$5,507	$3,405	61.7%	$10,335	$6,385	61.9%
Wholesale sales and revenues (1)	1,343	1,024	31.2%	2,421	1,887	28.3%
Other sales and revenues (2)	526	411	28.0%	1,052	800	31.5%
Total net sales and operating revenues	$7,376	$4,840	52.4%	$13,808	$9,072	52.2%
Gross profit:
Retail vehicle gross profit	$700	$521	34.4%	$1,293	$950	36.1%
Wholesale gross profit (1)	158	132	19.7%	310	243	27.6%
Other gross profit (2)	526	411	28.0%	1,052	800	31.5%
Total gross profit	$1,384	$1,064	30.1%	$2,655	$1,993	33.2%
Unit sales information:
Retail vehicle unit sales	197,325	143,280	37.7%	384,718	277,178	38.8%
Wholesale vehicle unit sales	105,052	72,770	44.4%	188,626	136,224	38.5%
Per unit revenue:
Retail vehicles	$27,908	$23,765	17.4%	$26,864	$23,036	16.6%
Wholesale vehicles (3)	$10,633	$10,746	(1.1)%	$10,502	$10,336	1.6%
Per retail unit gross profit:
Retail vehicle gross profit	$3,547	$3,636	(2.4)%	$3,361	$3,427	(1.9)%
Wholesale gross profit	801	921	(13.0)%	806	877	(8.1)%
Other gross profit	2,666	2,869	(7.1)%	2,734	2,886	(5.3)%
Total gross profit	$7,014	$7,426	(5.5)%	$6,901	$7,190	(4.0)%
Per wholesale unit gross profit:
Wholesale vehicle gross profit (4)	$1,019	$1,086	(6.2)%	$1,156	$1,050	10.1%

(1) Includes $13, $9, $26 and $17, respectively, of wholesale sales and revenues from related parties.
(2) Includes $117, $83, $231 and $155, respectively, of other sales and revenues from related parties.
(3) Excludes wholesale marketplace revenues and wholesale marketplace units transacted.
(4) Excludes wholesale marketplace gross profit and wholesale marketplace units transacted.

CARVANA CO. AND SUBSIDIARIES
COMPONENTS OF SG&A
(Unaudited)

	Three Months Ended
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026

	(in millions)
Compensation and benefits (1)	$201	$209	$221	$245	$237
Advertising	84	102	105	118	121
Market occupancy (2)	16	17	19	19	18
Logistics (3)	38	43	44	48	54
Other (4)	212	224	238	260	274
Total	$551	$595	$627	$690	$704

(1) Compensation and benefits includes all payroll and related costs, including benefits, payroll taxes, and equity-based compensation, except those related to preparing vehicles for sale, which are included in cost of sales, and those related to the development of software products for internal use, which are capitalized to software and depreciated over the estimated useful lives of the related assets.
(2) Market occupancy costs include occupancy costs of our vending machine and hubs. It excludes occupancy costs related to reconditioning vehicles which are included in cost of sales and the portion related to corporate occupancy which are included in other costs.
(3) Logistics includes fuel, maintenance and depreciation related to operating our own transportation fleet, and third-party transportation fees, except the portion related to inbound transportation, which is included in cost of sales.
(4) Other costs include all other selling, general and administrative expenses such as IT expenses, corporate occupancy, professional services and insurance, limited warranty, and title and registration.

CARVANA CO. AND SUBSIDIARIES
LIQUIDITY RESOURCES
(Unaudited)

We had the following total liquidity resources available as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025

	(in millions)
Cash and cash equivalents	$2,630	$2,327
Availability under short-term revolving facilities (1)	2,039	2,052
Committed liquidity resources available	$4,669	$4,379
Super senior debt capacity (2)	1,500	1,500
Pari passu senior debt capacity (2)	750	750
Unpledged beneficial interests in securitizations (3)	105	110
Total liquidity resources (4)	$7,024	$6,739

(1)Availability under short-term revolving facilities is the available amount we can borrow under the Floor Plan Facility and Finance Receivable Facilities based on the value of pledgeable vehicle inventory and finance receivables on our balance sheet as of period end.
(2)Super senior debt capacity and pari passu senior debt capacity represents basket capacity to incur additional debt that could be senior or pari passu in lien priority as to the collateral securing the obligations under the Senior Secured Notes, subject to the terms and conditions set forth in the indentures governing the Senior Secured Notes. The availability of such additional sources depends on many factors and there can be no assurance that financing alternatives will be available to us in the future.
(3)Unpledged beneficial interests in securitizations includes retained beneficial interests in securitizations that have not been previously pledged or sold. We historically have financed the majority of our retained beneficial interests in securitizations and expect to continue to do so in the future.
(4)We consider our total liquidity resources as an input into our planning. Our total liquidity potential is composed of cash and cash equivalents, availability under existing short-term revolving credit facilities, additional capacity under the indentures governing our Senior Secured Notes, and additional unpledged securities that can be financed using traditional asset-based financing.

CARVANA CO. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA; Adjusted EBITDA margin; Gross profit, non-GAAP; Retail gross profit, non-GAAP; Wholesale gross profit, non-GAAP; Other gross profit, non-GAAP; Total gross profit per retail unit, non-GAAP; Retail gross profit per retail unit, non-GAAP; Wholesale gross profit per retail unit, non-GAAP; Other gross profit per retail unit, non-GAAP; SG&A expenses, non-GAAP; and Total SG&A expenses per retail unit, non-GAAP

The above measures are supplemental measures of operating performance that do not represent and should not be considered an alternative to net income, gross profit, or SG&A expenses, as determined by GAAP.

Adjusted EBITDA is defined as net income plus income tax provision, interest expense, net, other operating expense, net, other expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, and share-based compensation expense in cost of sales and SG&A expenses, minus revenue related to our Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.

Gross profit, non-GAAP, Retail gross profit, non-GAAP, Wholesale gross profit, non-GAAP, and Other gross profit, non-GAAP are defined as the respective GAAP gross profits plus depreciation and amortization expense in cost of sales and share-based compensation expense in cost of sales, minus revenue related to our Warrants. Total gross profit per retail unit, non-GAAP, Retail gross profit per retail unit, non-GAAP, Wholesale gross profit per retail unit, non-GAAP, and Other gross profit per retail unit, non-GAAP are the respective gross profits, non-GAAP divided by retail vehicle unit sales.

SG&A expenses, non-GAAP is defined as GAAP SG&A expenses minus depreciation and amortization expense in SG&A expenses and share-based compensation expense in SG&A expenses. Total SG&A expenses per retail unit, non-GAAP is SG&A expenses, non-GAAP divided by retail vehicle unit sales.

We use these non-GAAP measures to measure the operating performance of our business as a whole and relative to our total revenues and retail vehicle unit sales. We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors. These non-GAAP measures may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations.

A reconciliation of Adjusted EBITDA to net income, Gross profit, non-GAAP to gross profit, Retail gross profit, non-GAAP to retail gross profit, Wholesale gross profit, non-GAAP to wholesale gross profit, Other gross profit, non-GAAP to other gross profit, and SG&A expenses, non-GAAP to SG&A expenses, which are the most directly comparable GAAP measures, and calculations of Adjusted EBITDA margin, Total gross profit per retail unit, non-GAAP, Retail gross profit per retail unit, non-GAAP, Wholesale gross profit per retail unit, non-GAAP, Other gross profit per retail unit, non-GAAP, and Total SG&A expenses per retail unit, non-GAAP is as follows:

	Three Months Ended June 30,
(dollars in millions, except per unit amounts)	2025	2026
Net income	$308	$513
Income tax provision	—	66
Interest expense, net	143	101
Other expense, net	60	—
Operating income	$511	$680
Other operating expense, net	2	—
Depreciation and amortization expense in cost of sales	27	27
Depreciation and amortization expense in SG&A expenses	41	42
Share-based compensation expense in cost of sales	1	1
Share-based compensation expense in SG&A expenses	25	25
Warrant revenue	(6)	(6)
Adjusted EBITDA	$601	$769

Total revenues	$4,840	$7,376
Net income margin	6.4%	7.0%
Adjusted EBITDA margin	12.4%	10.4%

Gross profit	$1,064	$1,384
Depreciation and amortization expense in cost of sales	27	27
Share-based compensation expense in cost of sales	1	1
Warrant revenue	(6)	(6)
Gross profit, non-GAAP	$1,086	$1,406

Retail vehicle unit sales	143,280	197,325
Total gross profit per retail unit	$7,426	$7,014
Total gross profit per retail unit, non-GAAP	$7,580	$7,125

SG&A expenses	$551	$704
Depreciation and amortization expense in SG&A expenses	41	42
Share-based compensation expense in SG&A expenses	25	25
SG&A expenses, non-GAAP	$485	$637

Retail vehicle unit sales	143,280	197,325
Total SG&A expenses per retail unit	$3,846	$3,568
Total SG&A expenses per retail unit, non-GAAP	$3,385	$3,228

	Three Months Ended
(dollars in millions, except per unit amounts)	June 30, 2025	March 31, 2026	June 30, 2026
Retail gross profit	$521	$593	$700
Depreciation and amortization expense in cost of sales	13	15	15
Share-based compensation expense in cost of sales	1	1	1
Retail gross profit, non-GAAP	$535	$609	$716

Retail vehicle unit sales	143,280	187,393	197,325
Retail gross profit per retail unit	$3,636	$3,165	$3,547
Retail gross profit per retail unit, non-GAAP	$3,734	$3,250	$3,629

Wholesale gross profit	$132	$152	$158
Depreciation and amortization expense in cost of sales	14	13	12
Wholesale gross profit, non-GAAP	$146	$165	$170

Retail vehicle unit sales	143,280	187,393	197,325
Wholesale gross profit per retail unit	$921	$811	$801
Wholesale gross profit per retail unit, non-GAAP	$1,019	$881	$861

Other gross profit	$411	$526	$526
Root warrant revenue	(6)	(5)	(6)
Other gross profit, non-GAAP	$405	$521	$520

Retail vehicle unit sales	143,280	187,393	197,325
Other gross profit per retail unit	$2,869	$2,807	$2,666
Other gross profit per retail unit, non-GAAP	$2,827	$2,780	$2,635

Total gross profit	$1,064	$1,271	$1,384
Depreciation and amortization expense in cost of sales	27	28	27
Share-based compensation expense in cost of sales	1	1	1
Warrant revenue	(6)	(5)	(6)
Total gross profit, non-GAAP	$1,086	$1,295	$1,406

Retail vehicle unit sales	143,280	187,393	197,325
Total gross profit per retail unit	$7,426	$6,783	$7,014
Total gross profit per retail unit, non-GAAP	$7,580	$6,911	$7,125